Exhibit 10.1

STOCKHOLDERS AGREEMENT

AGREEMENT, DATED AS OF August 1, 1994, by and among CLARENCE M. McANINCH, DANIEL DeCOLA, SR., SAMUEL P. GERACE, SR. and each of the other persons listed on Schedule “A” hereto (each a “New Stockholder” and collectively the “New Stockholders”), UDI Toledano (“Toledano”), and the parties listed on Schedule “B” hereto (together with Toledan, each a “Founding Stockholder” and collectively the “Founding Stockholders”), and UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC., a Delaware corporation (the “Corporation”).  The New Stockholders and the Founding Stockholders are each referred to herein as a “Stockholder” and are collectively referred to herein as the “Stockholders”.

R E C I T A L S:

WHEREAS, the Founding Stockholders are Stockholders of the Corporation;

WHEREAS, the New Stockholders became Stockholders of the Corporation upon the merger of Universal Stainless & Steel Alloy Products, Inc. a Pennsylvania corporation with and into the Corporation pursuant to the General Corporation Law of the State of Delaware and the Pennsylvania Business Corporation Law of the Commonwealth of Pennsylvania under an Agreement and Plan of Merger dated the date hereof;

WHEREAS, each of the Stockholders owns Restricted Securities (as defined below) of the Corporation as of the date hereof; and

WHEREAS, such parties desire to promote their mutual interests and the interests of the Corporation by imposing certain obligations and restrictions on the Restricted Securities owned by the Stockholders; and

WHEREAS, the Stockholders deem it in their best interests and in the best interest of the Corporation to provide consistent and uniform management for the Corporation and desire to enter into this Agreement in order to effectuate that purpose.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

Article 1

DEFINITIONS

1.1As used in this Agreement, the following terms shall have the indicated meanings:

“Certificate of Incorporation” shall mean the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

“Common Stock” shall mean the Common Stock of the Corporation, $.001 par value per share.

“Founding Stockholder” shall mean Toledano and the Founding Stockholders listed on Schedule “B” hereto, and any of their Permitted Transferees.

“Holder” shall mean any holder (including, without limitation, a Permitted Transferee) of Restricted Securities.

“Immediate Family” shall mean any surviving ancestor, living descendant (adopted or natural) brother, sister or spouse of a Stockholder, or of the spouse of such Stockholder, or any custodian or trustee for the account or benefit of any such person.

“Majority in Interest” shall mean with respect to either the Founding Stockholders or the New Stockholders, 50.1% of the aggregate number of shares or Common Stock held by all such Founding Stockholders or New Stockholders, as the case may be, and their Permitted Transferees.

“Permitted Transferee” shall mean (a) in the case of an individual, the Immediate Family of such person, a trust solely for the benefit of such person and/or his Immediate Family, the estate or legal representatives of such person and any partnership, corporation or other entity wholly owned, directly or indirectly, by such person or persons, (b) in the case of a partnership, any of its partners (general and/or limited), the estates of such partners and any partnership, corporation or other entity wholly owned by such partnership or such partners, (c) in the case of a corporation, any corporation controlled by, controlling, or under common control with such transferor corporation, provided that during the term of this Agreement such transferee corporation shall remain a corporation controlled by, controlling or under common control with such transferor corporation, and (d) in the case of any Stockholder, any other Stockholder.  For purposes of this definition, “control” shall mean (x) direct or indirect beneficial ownership of more than fifty percent (50%) of each class of voting securities of the controlled corporation and (y) the power to elect a majority of  the Board of Directors (or similar management committee) of the controlled corporation.

“Pro Rata According to Ownership” shall mean with respect to a Stockholder, the ratio of the number of shares of Common Stock owned by such Stockholder to the total number of shares of Common Stock owned by all Stockholders.

“Qualifying Public Offering” shall mean a public offering of Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission.

“Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

“Restricted Securities” shall mean (a) the shares of Common Stock held by Stockholders, (b) shares of Permitted Transferees and (c) securities issued in respect of the securities referred to in classes (a), (b) and (c) above by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or other reorganization.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended or any similar federal law then in force.

“Securities and Exchange Commission” includes any governmental body or agency succeeding to the functions thereof.

“Transfer or Transferred” shall mean any sale, transfer, assignment, pledge, hypothecation or other disposition.

Article 2

ELECTION OF DIRECTORS

2.1Board of Directors of the Corporation.  Pursuant to the By-Laws of the Corporation, the number of directors comprising the Corporation’s Board of Directors (the “Board”) has been fixed by resolution of the Board at five.  Each of the Stockholders shall take such action as is necessary and appropriate, including, without limitation, the voting of shares of Stock owned or controlled by such Stockholder on all of the matters set forth in this Article 2 on which the Stockholders of the Corporation vote.

2.2Election of Directors.

(a)Immediately upon receiving notice of any stockholders’ meeting at which members of the Board are to be elected, a majority in interest of each of the New Stockholders and the Founding Stockholders shall designate candidates as follows:

(i)	the Founding Stockholders shall be entitled to designate three candidates for election to the Board, and
(ii)	the New Stockholders shall be entitled to designate two candidates for election to the Board.

(b)Each Stockholder hereby binds itself to vote its shares of Common Stock for, or give its written consent to, the election of the candidates designated by the Founding Stockholders and the New Stockholders as set forth in Section 2.2(a) and in conformance with the By-laws of the Corporation.

(c)In the event any director (“Director”) elected to the Board after being designated as a candidate for membership pursuant to this Section 2.2 dies, resigns, is removed or otherwise ceases to serve as a member of the Board, the Corporation shall give notice thereof to the Stockholders having designated such Director, either the Founding Stockholders or the New Stockholders as the case may be, and such Stockholders agree to designate a successor and notify the Corporation of their selection.  If a vacancy on the Board is filled by the remaining Directors with a Director who is not the successor designated by the Stockholders entitled to designate such successor, each Stockholder agrees to cast its votes for, or give its written consent to, the removal of such Director, with or without cause, at any time upon receipt of instructions in writing to such effect, assigned by the Stockholders entitled to designate such Director.

(d)Any designation pursuant to this Article 2 shall be in writing and shall be signed by a Majority in Interest of the Founding Stockholders or the New Stockholders, as the case may be.

(e)Each Stockholder agrees to cast its votes for, or give its written consent to, the removal with or without cause, of any designee on the Board pursuant to this Article 2 at any time upon receipt of instructions in writing to such effect, signed by a Majority in Interest of the Stockholders having designated the Director.

2.3Initial Designees.  The initial designees of the Founding Stockholders pursuant to Section 2 are Udi Toledano, Janet Toledano and Herbert V. Turk.  The initial designees of the New Stockholders are Clarence M. McAninch, and Daniel DeCola, Sr., respectively.

2.4Transferees.  It shall be a condition to the transfer of any shares of Common Stock or any Restricted Securities that the transferee thereof agrees to be bound by the provisions of this Article 2.  The transferee shall become a member of the Stockholders Group, if any, to which his transferor belongs or belonged under this Agreement and shall be entitled to participate with the other members of such Stockholder Group in selecting candidates for the Board, if permitted to do so under this Agreement.

Article 3

TRANSFER OF STOCK; FIRST REFUSAL RIGHTS

3.1Transfer of Restricted Securities.

(a)Restricted Securities are transferable pursuant to (i) public offerings registered under the Securities Act, (ii) pursuant to a public sale under Rule 144 of the Securities and Exchange Commission (or any similar rule then in force) if such rule is available, and (iii) subject to the conditions specified in paragraph (b) below, any other legally available means of transfer.

(b)In connection with the transfer of any Restricted Securities (other than a transfer described in subparagraph (a)(i) or (ii) above or a transfer to a Permitted Transferee), the Holder thereof will deliver written notice to the Corporation describing in reasonable detail the transfer or proposed transfer.  In connection with such transfer, the Corporation shall have the right to receive from the Holder an opinion of counsel which is reasonably satisfactory to the Corporation to the effect that such transfer of Restricted Securities may be effected without registration under the Securities Act or any applicable state securities laws.   In addition, if the Holder of the Restricted Securities delivers to the Corporation an opinion of counsel that no subsequent transfer of such Restricted Securities will require registration under the Securities Act or any applicable state securities laws, the Corporation will promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 3.05.  If the Corporation is required to deliver new certificates for such Restricted Securities bearing such legend, the Holder thereof will not transfer the same until the prospective transferee has confirmed to the Corporation in writing its agreement to be bound by the conditions contained in this Agreement and the other restrictions on transfer imposed by the Securities Act or any applicable state securities laws.

(c)It shall be a condition to the transfer of any shares of Common Stock or any Restricted Securities that the transferee thereof (including without limitation a Permitted Transferee) agrees to be bound by the provisions of this Agreement as if originally a party hereto.

3.2First Refusal Rights.

(a)Except for the issuance of Common Stock, (i) pursuant to a public offering registered under the Securities Act, (ii) in connection with the acquisition of another business (whether by a purchase of assets, purchase of stock, merger or otherwise) whereby the Corporation owns more than fifty percent (50%) of the voting power of such corporation, or (iii) to Founding Stockholders or their designees until the Founding Stockholders and their designees shall hold in the aggregate 1,980,000 shares of Common Stock (as adjusted for stock splits, stock dividends, and recapitalizations), if the Corporation authorizes the issuance and sale of any Shares (or any other shares of common equity) or any securities containing options or rights to acquire any Shares (or any other shares of common equity), other than as a dividend on the outstanding Shares, the Corporation will first offer to sell to each Stockholder a portion of such securities Pro Rata According to Ownership.  Each Stockholder will be entitled to purchase such stock or securities at the same price and on the same terms as such stock or securities are to be offered to any other persons.

(b)Subject to subparagraph (c) of this Section 3.2, each Stockholder must exercise its purchase rights hereunder within 45 days after receipt of written notice from the Corporation describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such Stockholder’s percentage allotment Pro Rata According to Ownership.  If all of the stock and securities offered to the Stockholders is not fully subscribed by the Stockholders, the remaining stock and securities will be reoffered to the Stockholders purchasing their full allotment upon the terms set forth in this Section 3.2, except that those Stockholders must exercise their purchase rights within ten days after receipt of such reoffer.

(c)Notwithstanding subparagraph (b), above, a majority of the Board of Directors of the Corporation, which majority includes at least one Director designated by the New Stockholders, may fix such shorter period for the exercise of the Stockholder purchase rights under this Section 3.2 as they may deem in the best interests of the Corporation in subparagraphs (b) or (c).

(d)Upon the expiration of the offering periods described above, the Corporation will be free to sell such stock or securities which Stockholders have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Stockholders.  Any stock or securities offered or sold by the Corporation after such 90-day period must be reoffered to the Stockholders pursuant to the terms of this Section 3.2.

3.3.Legends.  Each certificate for the Restricted Securities will be imprinted with a legend substantially in the following form (the “Securities Act Legend”) until such securities have ceased to be Restricted Securities:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any state securities laws.  The transfer of the securities represented by this certificate is subject to certain rights of first offer, voting agreements and other conditions specified in a Stockholder Agreement, dated as of August 1, 1994, among the issuer (the “Corporation”) and the Stockholders of the Corporation, and the Corporation reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer.  A copy of such conditions will be furnished by the Corporation to the Holder hereof upon written request and without charge.”

3.4Violations of this Agreement.  For purposes of this Article 3, any party who has failed to give notice of the election of an option hereunder within the specified time period will be deemed to have waived his rights in such option on the day after the last day of such period.  Any sale, pledge or other transfer made in violation of Article 3 of this Agreement shall be null and void.  The Corporation shall not be required (a) to transfer on its books any securities of the Corporation transferred in violation of any provisions of this Agreement or (b) to treat as owner of such securities, or to accord the right to vote as such owner, or to pay dividends to, any transferee to whom such securities are transferred in violation of this Agreement.

Article 4

REGISTRATION RIGHTS

4.1Demand Registration.

(a)At any time upon the written request of one or more Founding Stockholders holding Restricted Securities representing at least 30% of the outstanding Restricted Securities requesting that the Corporation effect the registration under the Securities Act of such Founding Stockholders’ Restricted Se4curities having an aggregate net offering price of at least $5,000,000 (based on the current market price or fair market value), and specifying the intended method of disposition thereof and whether or not such requested registration is to be an underwritten offering (such notice is hereinafter referred to as a ‘Founding Stockholder Request”), the Corporation will promptly, upon receipt of such Founding Stockholder Request, give written notice of such requested registration to all other Holders of Restricted Securities and thereupon the Corporation will, as expeditiously as possible, use its best efforts, to effect the registration under the Securities Act on Form S-1 or other appropriate form of:

(i)	the Restricted Securities which the Corporation has been so requested to register by such Founding Stockholder Request; and
(ii)

all other Restricted Securities which the Corporation has been requested to register by any other Holders by written request given to the Corporation within 30 days after the giving of such written notice by the Corporation (which request shall specify the intended method of disposition of such Restricted Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Restricted Securities so to be registered.

provided, however, that the Corporation shall not be obligated to undertake more than two registration statements pursuant to this Section 4.1.

(b)Subsequent to the requests made pursuant to Section 4.2(a) hereof, the Corporation shall use its best efforts to achieve such effectiveness promptly.  The Corporation may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed ninety (90) days, if (i) the Corporation has been advised by legal counsel that such filing would require the disclosure of a material transaction, or other factor, and the Corporation determines reasonably and in good faith that such disclosure would have a material adverse effect on the Corporation; or (ii) in the good faith determination of the Corporation’s Board of Directors, the Corporation will be materially and adversely affected by the required registration.

(c) Holders shall have the right, by giving written notice to the Corporation within 20 days after the Corporation provides its notice, to elect to have included in such registration such of their Registrable Shares as such Holders may request in such notice of election, subject to the approval of the underwriter managing the offering.

(d)Registrations under this Section 4.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Corporation and as shall be reasonably acceptable to the Holders of more than 75% (by number of shares) of the Founding Stockholders’ Restricted Securities so to be registered and (ii) as shall permit the disposition of such Restricted Securities in accordance with the intended method or methods of disposition specified in their request for such registration.  The Corporation agrees to include in any such registration statement all information which Holders of Restricted Securities being registered shall reasonably request.

(e)If a requested registration pursuant to this Section 4.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Holders of more than 75% (by number of shares) of the Founding Stockholders’ Restricted Securities to be so registered, subject to the Corporation’s approval which will not be unreasonably withheld.

(f)If a requested registration pursuant to this Section 4.1 involves an underwritten offering, and the managing underwriter shall advise the Corporation in writing (with a copy to each Holder of Restricted Securities requesting registration) that, in its opinion, the number of shares proposed to be included in such offering should be limited due to market conditions, the Corporation will include in such registration, to the extent of the number which the Corporation is so advised can be sold in such offering, Restricted Securities requested to be included in such registration, pro rata among the Holders requesting such registration on the basis of the percentage of the Restricted Securities of the Corporation held by the Holders which have requested that such Restricted Securities be included.

4.2Incidental Registrations.

(a)If at any time after a Qualifying Public Offering the Corporation proposes to register any of its securities under the Securities Act, whether of its own accord or at the request or demand of any Holder of such securities, and if the registration form proposed to be used may be used for the registration of Restricted Securities, the Corporation will thereupon give prompt written notice to the Holders of Restricted Securities of its intention to proceed with the registration (hereinafter the “Incidental Registration”), and, upon the written request of any such Holder made within 15 days after the receipt of any such notice (which request will specify the Restricted Securities intended to be disposed of by such Holder and state the intended method of disposition thereof), the Corporation will use its best efforts to cause all such Restricted Securities, the Holders of which have so requested the registration thereof, to be included in such Incidental Registration.

(b)If an Incidental Registration is in connection with an underwritten public offering, and if the managing underwriters advise the Corporation in writing that in their opinion the amount of securities requested to be included in such registration (whether by the Corporation or Holders) exceeds the amount of such securities which can be sold in such offering, the Corporation will include in such offering the amount of securities requested to be included which in the opinion of such underwriters can be sold as follows:  (a) first, all the shares shall be included which are proposed to be sold by the Corporation; (b) if shares can still be included, the number of shares of capital stock that may be included shall be allocated among all Holders of Restricted Securities in proportion, as nearly as practicable, to the respective amounts of shares of stock which they had requested to be included in such registration at the time of filing the registration statement.

(c)No Holder of Restricted Securities may participate in any underwritten Incidental Registration unless such Holder (a) agrees to sell such Restricted Securities on the basis provided in any underwriting arrangement approved by the Corporation and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting arrangements and other documents required under the terms of such underwriting arrangements.

4.3Form S-3.  If the Corporation becomes eligible to use Form S-3 under the Securities Act or a comparable successor form, the Corporation shall use its best efforts to continue to qualify at all times for registration on Form S-3 or such successor form.  At any time and from time to time after the Corporation becomes eligible to use Form S-3 or such successor from, the Holders of an aggregate of not less than 15% of the number of Restricted Securities then outstanding shall have the right to request and have effected a registration of shares of Restricted Securities on Form S-3 or such successor form for a public offering of shares of Restricted Securities having an aggregate proposed offering price of not less than $5,000,000 (such requests shall be in writing and shall state the number of shares of Restricted Securities to be disposed of and the intended method of disposition of such shares by such Holder or Holders).  The Corporation shall use its best efforts to achieve such effectiveness as promptly as is reasonably practicable.  The Corporation may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed ninety (90) days, if (i) the Corporation has been advised by legal counsel that such filing would require the disclosure of a material transaction or other factor and the Corporation determines reasonably and in good faith that such disclosure would have a material adverse effect on the Corporation; or (ii) in the good faith determination of the Corporation’s Board of Directors, the Corporation would be materially and adversely affected by the required registration.  The Corporation shall give notice to all Holders of the receipt of a request for registration pursuant to this Section 4.3 and shall provide a reasonable opportunity for such Holders to participate in the registration.  Subject to the foregoing, the Corporation will use its best efforts to effect promptly the registration of all Restricted Securities on Form S-3 or such successor form to the extent requested by the Holders thereof for purposes of disposition.  If so requested by any Holder in connection with a registration under this Section 4.3, the Corporation shall take such steps as are required to register such Holder’s Restricted Securities for sale on a delayed or continuous basis under Rule 415, and to keep such registration effective until all of such Holder’s Restricted Securities registered thereunder are sold.  Notwithstanding the foregoing, the Corporation shall not be required to effect a registration under this Section 4.3 if, in the unqualified opinion of counsel for the Corporation, such Holders may then sell all Restricted Securities proposed to be sold in the manner proposed without registration under the Securities Act.

4.4Registration Procedures.  In connection with any registration of any Restricted Securities under the Securities Act as provided in this Article 4, the Corporation will:

(a)prepare and file with the Securities and Exchange Commission a registration statement, and use its best efforts to keep such registration statement effective for a period of not less than six months or such shorter period in which the disposition of all securities in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement shall be completed and to comply with the provisions of the Securities Act (to the extent applicable to the Corporation) with respect to such disposition;

(b)prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)furnish to each seller of such Restricted Securities and any underwriter such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act and such other documents as such seller or any underwriter may reasonably request in order to facilitate the disposition of the Restricted Securities owned by such seller;

(d)provide a transfer agent and registrar for all such Restricted Securities covered by such registration statement not later than the effective date of such registration statement;

(e)notify each seller of such Restricted Securities and any underwriter at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; each seller will immediately upon receipt of such notice of the occurrence of such event discontinue its disposition of the Restricted Securities pursuant to the registration statement until its receipt of a supplement or amendment to such prospectus which shall cause such prospectus not to contain an untrue statement of a material fact or not to state any fact necessary to make the statements therein not misleading, and if so directed by the Corporation will then deliver to the Corporation all copies other than permanent file copies of the prospectus covering such Restricted Securities which was current at the time of receipt of such notice;

(f)cause all such Restricted Securities to be listed on each securities exchange on which the same class of securities issued by the Corporation is then listed;

(g)if the Incidental Registration is in connection with an underwritten distribution, enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as is reasonably required in order to expedite or facilitate the disposition of such Restricted Securities;

(h)make available for inspection by any seller of Restricted Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(i)use its best efforts to register or qualify all Restricted Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Corporation shall not for any such purpose be required to qualify generally to do business as a purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (i), be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(j)furnish to each seller of Restricted Securities a signed counterpart, addressed to such seller, except as provided in (2) below (and the underwriters, if any), of,

(1)

an opinion of counsel for the Corporation, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, covering substantially the same matters with respect to  such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer’s counsel delivered to the underwriters in underwritten public offerings, and such other legal matters as such seller (or the underwriters, if any) may reasonably request, and

(2)

a “comfort” letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Corporation’s financial statements included in such registration statement, addressed to each seller, to the extent the same can be reasonably obtained, and addressed to the underwriters, if any, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to the underwriters in underwritten public offerings of securities and such other financial matters as such seller (or the underwriters, if any) may reasonably request;

(k)otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security Holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

(l)take all such other actions as the Holders of a majority of the Restricted Securities being sold and the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Restricted Securities (including without limitation effecting a stock split or combination of shares).

4.5Registration Expenses.  All expenses incurred by the Corporation in complying with this Article 4, including without limitation (i) all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), (ii) all printing expenses, (iii) all fees and disbursements of counsel and accountants for the Corporation and one counsel for the Holders of the Restricted Securities being sold, (iv) all blue sky fees and expenses and (v) the expense of any audits, review or due diligence incident to or required by any such registration, shall be paid by the Corporation.  Notwithstanding the foregoing, all unde4rwriting discounts and selling commissions applicable to sales of Restricted Securities in connection with any registration shall be borne by such persons who are selling Restricted Securities pursuant to such registration statement pro rata in proportion to the dollar value of the shares of Restricted Securities being sold by each such seller.

4.6“Market Stand-Off” Agreement.  Each Holder of Restricted Securities agrees that, if requested by the Corporation and any underwriter of Common Stock (or other securities) of the Corporation, it will not effect any public sale or distribution of any Common Stock of the Corporation, including any sale pursuant to Rule 144 under the Securities Act, held by it during the 90-day period following the effective date of a registration statement of the Corporation filed under the Securities Act, except for shares which are the subject of such registration statement, provided that all Holders of more than five percent (5%) of the Common Stock and officers and directors of the Corporation enter into similar agreements.  Such agreement shall be in writing in a form reasonably satisfactory to theCorporation and such underwriter.  The Corporation may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such 90-day period.

4.7Indemnification.

(a)The Corporation hereby agrees to indemnify, to the extent permitted by law, each Holder of Restricted Securities, its officers and directors, if any, and each person, if any, who controls such Holder within the meaning of the Securities Act, against all losses, claims, damages, liabilities and expenses (under the Securities Act or common law or otherwise) caused by any material untrue statement of a material fact contained in any registration statement or prospectus or other document (including any related registration statement, notification or the like) incident to registration or qualification or compliance in connection therewith (and as amended or supplemented if the Corporation has furnished any amendments or supplements thereto) or any preliminary prospectus or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Corporation of the Securities Act or any rule or regulation thereof applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any registration, qualification or compliance, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement contained in or by any omission or alleged omission from information furnished to the Corporation by such Holder in connection with a registration, provided the Corporation will not be liable pursuant to this subparagraph (i) if such losses, claims, damages, liabilities or expenses have been caused by any selling Holder’s failure to deliver a copy of the registration statement or prospectus, or any amendments or supplements thereof, after the Corporation has furnished such Holder with a sufficient amount of copies of the same.

(b)In connection with any registration statement in which a Holder of Restricted Securities is participating, each such Holder shall furnish to the Corporation in writing such information as is reasonably requested by the Corporation for use in any such registration statement or prospectus and shall indemnify, to the extent permitted by law, the Corporation, its directors and officers and each person, if any, who controls the Corporation within the meaning of the Securities Act, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent such losses, claims, damages, liabilities or expenses are caused by an untrue statement or alleged untrue statement contained in or by an omission or alleged omission from information so furnished by such Holder in connection with the registration.

(c)Each party entitled to indemnification under this Section 4.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense.  Omission so to notify the Indemnifying Party will release the Indemnifying Party from any liability which it may have to any Indemnified Party under this paragraph (but only if it was prejudicial to the ability of the Indemnifying Party to defend), but not otherwise.  No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

4.8Limitation on Future Grants of Registration Rights.  From and after the date of this Agreement, the Corporation shall not enter into any agreement with any Holder or prospective Holder of any securities of the Corporation providing for the granting to such Holder of registration rights (whether demand or incidental) unless the provisions of such agreement are consistent with the provisions of this Article 4.

4.9Transfer or Assignment of Registration Rights.  The rights to cause the Corporation to register the Restricted Securities granted to the Stockholders by the Corporation under Sections 4.1 and 4.2 may be transferred or assigned by a Stockholder to a transferee or assignee of any of such Stockholder’s Restricted Securities, provided that the Corporation is given written notice by such Stockholder at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights is not deemed by the board of directors of the Corporation, in its reasonable judgment, to be a competitor of the Corporation, and provided further that the transferee or assignee of such rights assumes the obligations of such Stockholder under this Agreement.

4.10Rule 144 Requirements.  If the Corporation becomes subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act, as amended, the Corporation will use its best efforts to file with the Commission such information as the Commission may require under either of said Sections; and in such event, the Corporation shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereafter in effect).  The Corporation shall furnish to any Holder of Restricted Securities upon request a written statement executed by the Corporation as to the steps it has taken to comply with the current public information requirement of Rule 144 or such successor rule.

Article 5

COVENANTS

A.The corporation will not take any of the actions set forth in paragraphs 5.1 and 5.2 without the approval or consent of a majority of the Board of Directors until the closing of a Qualifying Public Offering:

5.1Certain Material Agreements.  The Corporation will not enter into any agreement out of the ordinary course of business including, without limitation, any license, distribution, joint venture or similar agreement if the effect of such agreement would be (a) to divest the Corporation of control over, or to transfer to another person the benefits of, a material amount (in relation to the Corporation’s then consolidated results of corporations, financial condition or prospects) of the Corporation’s assets or business or (b) cause a material change in the nature of the Corporation’s business, as presently conducted, or contemplated to be conducted in the future, whether directly or indirectly.

5.2Indebtedness.  The Corporation will not incur indebtedness other than in the ordinary course of business in excess of $1,000,000 in the aggregate, directly or indirectly in a single transaction or series of collateral transactions (excluding indebtedness to the Commonwealth of Pennsylvania and other governmental agencies of up to $2,000,000 in the aggregate.)

B.The Corporation will not take any of the actions set forth in paragraphs 5.3 and 5.4 without the approval or consent of a majority of the Board of Directors, which approval or consent shall require the affirmative vote of at least one New Stockholder Director:

5.3Affiliated Transactions.  The Corporation will not enter into transactions by and between the Corporation and any employee, officer or director, or by and between the Corporation and any stockholder of the Corporation, or persons controlled by or affiliated with any such officer, director, employee or stockholder, except on an arm’s-length basis and on terms and conditions no less favorable to the Corporation than could be obtained from nonrelated persons.

5.4Public Offering.  The Corporation shall not undertake a Qualifying Initial Public Offering or merger with and into a publicly traded company such that the survivor is a publicly traded corporation unless in each case the transaction is based on the Corporation having a current enterprise value or pre-money valuation of not less than $14,000,000 as reflected in the proposed transaction documents.

C.Until the closing of a Qualifying Public Offering:

5.5Toledano Common Stock Ownership.  Udi Toledano and his Immediate Family shall retain (i) direct ownership of a number of shares of Common Stock equal to not less than 10% of the outstanding Common Stock, and (ii) direct or indirect ownership through affiliates, or related persons, or proxies of a number of shares of Common Stock such that when added to the number of shares of Common Stock held by New Stockholders equals not less than 50.1% of the outstanding Common Stock.

Article 6

EFFECTIVE DATE AND TERM OF AGREEMENT

6.1Effective Date.  The effective date of this Agreement shall be the date set forth in the first sentence of this Agreement.

6.2Term.  Except to the extent provided herein, and except for the right to specific performance specified in Section 7.1 of this Agreement and any other rights arising out of the failure of any party to perform any of its rights under this Agreement, this Agreement shall continue in effect from and after the date set forth in Section 6.1 hereof until the earlier to occur of (a) the date the Corporation is merged or consolidated into a new or surviving company and the Stockholders own less than a majority of the ordinary voting power to elect directors of the new or surviving company (on a fully-diluted basis), or (b) the date there is a sale of all of the Corporation’s capital stock in any transaction or series of related transactions, or (c) the date there is a sale of all or substantially all of the Corporation’s assets in any transaction or series of transactions, or (d) with respect to Article 2 hereof, the tenth anniversary of this Agreement.  Notwithstanding the foregoing, Articles 2, 3 and 5 of this Agreement shall terminate upon the first Qualifying Public Offering.

Article 7

MISCELLANEOUS

7.1Specific Performance.  The failure of any party to perform its obligations hereunder, or the taking of any action by any party which is contrary to, or which will cause any action to be taken by the Corporation which is contrary to, the terms and provisions of this Agreement, shall result in irreparable injury and damage to the other parties, which injury and damage cannot be adequately compensated for by money damages in an action at law.  It is therefore agreed that, in addition to any other rights and remedies that any one of the parties may ask, the obligation to each of the other parties shall be enforceable by specific performance and by such other forms of equitable relief as may be deemed appropriate under the circumstances.  If any party shall institute an action to enforce its rights against any other party, the prevailing party in such action shall be entitled to such reasonable attorneys’ fees as the court may award.

7.2Authority.  Each of the parties represents and warrants that such party is authorized to enter into this Agreement and to carry out the terms hereof.

7.3Other Parties.  If the Corporation issues any Shares to any other person other than pursuant to a Qualifying Public Offering, the Corporation shall cause the recipient of such Shares to execute a counterpart of this Agreement whereby such recipient shall be bound by this Agreement; and whereupon such recipient shall be deemed a “Holder” for all purposes under this Agreement.

7.4After-Acquired Shares.  All of the provisions of this Agreement shall apply to all the Common Stock now owned or which may be issued or transferred hereafter to a Holder or to its transferees in consequence of any additional issuance, purchase, exchange, reclassification, reorganization, recapitalization, merger, consolidation, stock-split, stock dividend, or which are acquired by a Holder in any other manner.

7.5Notice.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (i) upon personal delivery, (ii) upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid and evidence of delivery and receipt of same, (iii) upon delivery by a nationally recognized overnight courier service with postage and fees prepaid, signature required, addressed to the other party hereto at his address hereinafter shown below his signature or at such other address as such party may designate by ten days’ advance written notice of the other party hereto, or (iv) by facsimile transmission and establishment of evidence of receipt of same

If to the Corporation, to it at:

600 Mayer Street
Bridgeville, Pennsylvania 15017
Tel:	(412) 257-7625
Fax:	(412) 257-7684
Attn:	President

With copies to:

Klett Lieber Rooney & Schorling
40th Floor
One Oxford Centre
Pittsburgh, Pennsylvania 15219
Attn:	Peter C. Blasier, Esq.
Tel:	(412) 392-2000
Fax:	(412) 392-2128

Jones, Gregg, Creehan & Gerace
3000 Grant Building
Pittsburgh, Pennsylvania 15219-2303
Attn:	Samuel P. Gerace, Sr., Esq.
Tel:	(412) 261-6400
Fax:	(412) 261-2651

If to the New Stockholders:
To the addresses set forth next to
their names on Schedule “A” hereto

If to the Founding Stockholders:

To the addresses set forth next to
their names on Schedule “B” hereto
with copies to:

Andromeda Enterprises, Inc.
Suite 800
545 Madison Avenue
New York, New York 10022
Attn:	Udi Toledano
Tel:	(212) 750-6410

Fax:	(212) 750-5439

Battle Fowler
75 East 55th Street
New York, New York 10022
Tel:(212) 856-7000
Attn:	Gerald A. Eppner, Esq.
Fax:	(212) 856-9135

7.6Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

7.7Section Headings.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.8Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which when taken together shall constitute but one and the same instrument.

7.9Effective Date.  This Agreement shall not be binding upon any of the signatories hereto unless and until it has been executed by all of the entities or persons whose signature is provided for herein.

7.10Entire Agreement.  This Agreement contains the entire agreement between the parties thereto and supersedes all prior agreements and undertakings between the parties hereto relating to the subject matter thereof.

7.11Further Assurances.  Each of the parties agrees, at its own cost and expense, to execute and deliver such documents, instruments and agreements as may be reasonably necessary for the purpose of more fully and finally effecting the transactions contemplated hereby.

7.12Amendments and Waiver.  This Agreement may not be amended, modified, or discharged, nor may any of its terms be waived, except by an instrument in writing signed by all of the parties hereto.  The waiver of any breach of any term or condition hereof or of any default under any provision hereof shall not be deemed to constitute a waiver of any other term or condition hereof or of any subsequent breach or default of any kind or nature.

7.13Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, successors and assigns.

7.14Severability.  If any of the provisions of this Agreement shall be held by a court of competent jurisdiction to be void or unenforceable, the balance of the provisions of this Agreement shall remain in effect and be enforced so as to give effect as nearly as possible to the intentions of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ CLARENCE M. MCANINCH
	Name:	CLARENCE M. MCANINCH
	Title:	PRESIDENT

By:	/s/ CLARENCE M. MCANINCH
CLARENCE M. MCANINCH

/s/ DANIEL J. DECOLA, SR.
DANIEL J. DeCOLA, SR.

/s/ SAMUEL P. GERACE, SR.
SAMUEL P. GERACE, SR.

/s/ UDI TOLEDANO
UDI TOLEDANO

/s/ JANET TOLEDANO
JANET TOLEDANO

/s/ JANET TOLEDANO, AS TRUSTEE
JANET TOLEDANO, AS TRUSTEE OF
THAT CERTAIN TRUST U/A 9/2/93
F/B/O ALEXANDER AND ANNA TOLEDANO

FUTURTEC, L.P.

By:	FUTURTEC CAPITAL CORP.,
GENERAL PARTNER

/s/ IDO KLEAR
Name:	IDO CLEAR
Title:	PRESIDENT

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of August 1, 1994.

/s/ AMNON TOLEDANO.
AMNON TOLEDANO

/s/ GIDEON TOLEDANO
GIDEON TOLEDANO

/s/ ROBERT LAX
ROBERT LAX

/s/ JUDITH GREEN
JUDITH GREEN

RAJAH CORP.

By:	/s/ SUSAN L. GOLDBERG
Name:	SUSAN L. GOLDBERG
Title:	PRESIDENT

BRIDGEVILLE PARTNERS

By:	/s/ DENNIS W. SAVITSKY
Name:	DENNIS W. SAVITSKY
Title:	GENERAL PARTNER

/s/ HERBERT TURK, EDIT TURK
HERBERT TURK AND EDITH TURK,
AS JOINT TENANTS

/s/ RACHEL TURK
RACHEL TURK

/s/ MIRIAM TURK
MIRIAM TURK

/s/ STEVE HOURIGAN
STEVE HOURIGAN

SCHEDULE A

Samuel P. Gerace, Sr.

Jones, Gregg, Creehan & Gerace

3000 Grant Building - 30th Floor

Pittsburgh, PA 15219-2303

Clarence M. McAninch

Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, PA 15017

Daniel J. DeCola, Sr.

Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, PA 15017

Bridgeville Partners

61 Broadway

New York, NY 10006

SCHEDULE  B

Udi Toledano

Andromeda Enterprises, Inc.

545 Madison Avenue, Suite 800

New York, NY 10022

Janet Toledano

51 Duffield Drive

South Orange, NJ 07079

Janet Toledano, as trustee

of that certain trust U/A.

9/2/92 F/3/O Anna Toledano

and Alexander Toledano

51 Duffield Drive

South Orange, NJ 07079

Futurtec, L.P.

111 Great Neck Road

Suite 301

Great Neck, NY 11021

Amnon Toledano

c/o Udi Toledano

Andromeda Enterprises, Inc.

545 Maddison Avenue, Suite 800

New York, NY 10022

Gideon Toledano

c/o Udi Toledano

Andromeda Enterprises, Inc.

545 Maddison Avenue, Suite 800

New York, NY 10022

Robert Lax

c/o Udi Toledano

Andromeda Enterprises, Inc.

545 Maddison Avenue, Suite 800

New York, NY 10022

SCHEDULE B  (continued)

Judith Green

c/o Udi Toledano

Andromeda Enterprises, Inc.

545 Maddison Avenue, Suite 800

New York, NY 10022

RAJAH CORP.

900 Third Avenue

New York, New York 10022

Attention:Joel Hirschtritt, Secretary

Herbert Turk and Miriam Turk, as

joint tenants

2132 Cedarwood Lane

San Jose, California 95125

Rachel Turk

c/o Herbert Turk

2132 Cedarwood Lane

San Jose, California 95125

Miriam Turk

c/o Herbert Turk

2132 Cedarwood Lane

San Jose, California 95125

Steve Hourigan

277 Park Avenue

New York, New York 10017